UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	March 17, 2006

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01   Other Events

            Host America Corporation (the “Company”) has entered into a settlement agreement and release of claims in the litigation brought by Ralph Sherwin and Blaine Sherwin (collectively, the “Sherwins”) filed on August 25, 2004.  The Sherwins had alleged various breach of contract claims and related claims against the Company and sought $1,900,000 in damages. The Company on April 8, 2005, filed cross complaints against the Sherwins alleging breach of contract and fraud.

            In the settlement agreement which was placed on the record in open court on February 21, 2006, the Company has agreed to pay the Sherwins $150,000, consisting of $75,000 on March 17, 2006, with the remainder to be paid with interest in equal payments on September 17, 2006, and March 16, 2007.  In addition, the Company will grant 175,000 shares of restricted common stock to be divided among the Sherwins and their attorneys.  In exchange for the above consideration, Host America and the Sherwins have agreed to a complete release of all claims against each other.  Based upon this settlement, on March 27, 2006, the trial date was vacated.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: April 3, 2006	By:	/s/ David Murphy
David Murphy
Chief Financial Officer